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                          SMITH BARNEY INVESTMENT TRUST
                                AMENDMENT NO. 10
                                       TO
              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

     AMENDMENT NO. 10 to the First Amended and Restated Master Trust Agreement dated as of February 28, 1998 (the "Agreement") of Smith Barney Investment Trust (the "Trust"), made as of the 29th day of January 2003 for effectiveness as of the Effective Date (as defined below).

                                   WITNESSETH:
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     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the
Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to issue shares in one or more Sub-Trusts (as defined in the Agreement); to establish and designate such Sub-Trusts; and to issue classes of shares (as defined in the Agreement) of any Sub-Trust or divide the shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and to establish and designate the specific classes of shares of each Sub-Trust; and

     WHEREAS, on January 29, 2003, a majority of the Trustees voted to authorize the establishment of a new Sub-Trust to be designated as the "Smith Barney Classic Values Fund" which shall consist of four classes of shares to be designated as Class A, Class B, Class L and Class Y, the establishment and designation of such new Sub-Trust to become effective upon the effectiveness of the post-effective amendment or amendments to the Trust's registration statement on Form N-1A reflecting such Sub-Trust's establishment and designation (the "Effective Date"); and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 10 to the Agreement; and

     NOW, THEREFORE, the Agreement is hereby amended as follows:

     1. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

"Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the
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authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney S&P 500 Index Fund, Smith Barney Mid Cap Core Fund and Smith Barney Classic Values Fund,

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each of which, except for Smith Barney S&P 500 Index Fund, shall consist of one class designated as Class A, and solely with respect to the Smith Barney S&P 500 Index Fund, a class designated as Smith Barney Shares, and solely with respect to Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney Mid Cap Core Fund and Smith Barney Classic Values Fund, additional classes designated as Class B, Class L and Class Y shares, and solely with respect to the Smith Barney S&P 500 Index Fund, a class designated as Citi Shares, and solely with respect to Smith Barney Mid Cap Core Fund, Smith Barney Large Capitalization Growth Fund and Smith Barney S&P 500 Index Fund an additional class designated as Class Z shares; and solely with respect to the Smith Barney Mid Cap Core Fund, an additional class designated as Class 1 shares, and solely with respect to Smith Barney Intermediate Maturity California Municipals Fund and Smith Barney Intermediate Maturity New York Municipals Fund, an additional class designated as Class O shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

                                       SMITH BARNEY INVESTMENT TRUST

                                       By:  /s/
                                            --------------------------
                                       Name:  Michael Kocur
                                       Title:   Assistant Secretary